Valkyrie ETF Trust II 485BPOS

Exhibit 99(e)(2)

EXHIBIT A

FUNDS

Name of Series

CoinShares Bitcoin and Ether ETF

CoinShares Bitcoin Mining ETF

CoinShares Bitcoin Leverage ETF

CoinShares Altcoins ETF